Exhibit 5.1

July 24, 2015

Vertex Energy, Inc.
1331 Gemini Street, Suite 250
Houston, Texas 77058

Re: Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Vertex Energy, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 16,923,081 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), consisting of (a) 2,568,499 shares of outstanding Common Stock (the “Outstanding Common Shares”); (b) 8,064,534 shares of Common Stock issuable upon conversion of 8,064,534 currently outstanding shares of the Company’s Series B Preferred Stock (the “Series B Common Shares”); and 2,568,499 shares of Common Stock (i) issuable in lieu of dividends payable in cash on such Series B Preferred Stock; or (ii) issuable upon conversion of additional shares of Series B Preferred Stock issued in-kind, in lieu of dividends payable in cash on such currently outstanding shares of Series B Preferred Stock (the “Series B Dividend Common Shares”); and (c) 4,032,267 shares of Common Stock that are issuable in connection with the exercise of outstanding warrants to purchase 4,032,267 shares of Common Stock at an exercise price of $2.92 per share (the “Warrants” and the shares of Common Stock issuable upon exercise of such Warrants, the “Warrant Shares”, and together with the Outstanding Common Shares, the Series B Common Shares and the Series B Dividend Common Shares, the “Shares”), in each case as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada on June 23, 2015 (the “Designation”), (vi) the June 19, 2015 Unit Purchase Agreement entered into with certain institutional investors, pursuant to which the Company agreed to sell to the investors an aggregate of 8,064,534 units, each consisting of (A) one share of Series B Preferred Stock and (B) one Warrant; (vii) the October 21, 2014 Asset Purchase Agreement by and among the Company; Vertex Refining OH, LLC, a wholly-owned subsidiary of Vertex Operating, LLC, the Company’s wholly-owned subsidiary; Vertex Operating and Warren Ohio Holdings Co., LLC. f/k/a Heartland Group Holdings, LLC, as amended by the First Amendment to Purchase Agreement dated November 26, 2014, the Second Amendment to Purchase Agreement dated December 5, 2014, and the Third Amendment to Purchase Agreement dated March 4, 2015; (viii) the warrant agreements evidencing the Warrants (collectively, the “Warrant Agreements”), (ix) the minutes and applicable agreements relating to the sale, issuance and grant, of the Outstanding Common Shares, Series B Preferred Stock and Warrants; and (x) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

The Loev Law Firm, PC
July 24, 2015

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions:  (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (4) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Nevada; (5) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Series B Common Shares, Series B Dividend Common Shares and Warrant Shares; and (6) in connection with each issuance of any Series B Common Shares, Series B Dividend Common Shares or Warrant Shares, the Company will duly execute and deliver a stock certificate evidencing the Series B Common Shares, Series B Dividend Common Shares or Warrant Shares or, with respect to any Series B Common Shares, Series B Dividend Common Shares or Warrants Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that (a) upon issuance of the (i) Series B Common Shares, upon conversion of the Series B Preferred Stock, in accordance with and pursuant to the terms and conditions of the Designation; (ii) Series B Dividend Common Shares when (A) issued in lieu of dividends payable in cash on such Series B Preferred Stock, in accordance with and pursuant to the terms and conditions of the Designation; or (B) issuable upon conversion of additional shares of Series B Preferred Stock issued in-kind in lieu of dividends payable in cash on such currently outstanding Series B Preferred Stock, in accordance with and pursuant to the terms and conditions of the Designation; and (ii) Warrant Shares, upon exercise of the Warrants in accordance with and pursuant to the terms and conditions of the Warrant Agreements (including, without limitation, the payment of the exercise price for the Warrant Shares), the Series B Common Shares, Series B Dividend Common Shares and Warrant Shares, as applicable, will be validly issued, fully paid and non-assessable; and (b) the Outstanding Common Shares have been validly issued and such shares are fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

The Loev Law Firm, PC
July 24, 2015

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such laws and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion.   We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

             We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ The Loev Law Firm, PC The Loev Law Firm, PC